Exhibit 99.1

Conversion Labs Closes Initial Round of $15 Million Private Placement with Institutional Investors, Advances Toward Nasdaq Uplisting

NEW YORK, NY, November 4, 2020 — Conversion Labs, Inc. (OTCQB: CVLB) (OTCQB: CVLBD), a direct-to-consumer telemedicine and wellness company, has closed on approximately $14.5 million of a $15 million private placement with institutional investors at a purchase price of $4.75 per share. A second closing of an additional $500,000 is expected within the next seven days.

The net proceeds of the offering are expected to be approximately $13.7 million after deducting placement agent fees and other offering expenses. The company intends to use the net proceeds to expedite certain growth initiatives, including new customer acquisition, the development and launch of new product lines, as well as for general corporate purposes.

BTIG, LLC is acting as exclusive placement agent for the offering. This private placement follows an equity investment announced on September 16 that was led by a select group of sophisticated investors who have been helping to drive the growth of the company.

“This new funding by institutional investors represents a tremendous affirmation of our business strategy and growth prospects,” stated Conversion Labs CEO, Justin Schreiber. “It also helps to satisfy the capital requirements for our Nasdaq listing application. As the leading securities exchange for emerging growth stocks, we expect a Nasdaq listing to increase our corporate visibility and broaden awareness of our success in the financial community.

“The additional capital also enables us to accelerate several growth initiatives within the telehealth space, including the launch of new telemedicine brands and patient acquisition. Such launches include Nava MD™, a new teledermatology line for women that we announced last week.”

One of the lead participants in the private placement, the founder and CIO of Paradigm Opportunities, Corey Deutsch, commented: “The Conversion Labs team has done a tremendous job building the company into a leading player in the direct-to-consumer telemedicine space. We see Conversion Labs as having an extremely promising future ahead, as it continues to capitalize on the shift occurring in the healthcare ecosystem and the rapid adoption of telehealth.”

The securities offered and sold by Conversion Labs in the private placement were not registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration with the U.S. Securities and Exchange Commission (“SEC”) or an applicable exemption from such registration requirements and exemptions under applicable state securities laws. Conversion Labs has agreed to file a registration statement with the SEC covering the resale of the shares of common stock issued in the private placement. Any resale of Conversion Labs’ securities under such resale registration statement will be made only by means of a prospectus when the registration statement is declared effective by the SEC.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

Acceptance for listing the company’s shares is subject to approval based on several factors, including satisfaction of minimum listing requirements for the Nasdaq Capital Market. The company intends to satisfy all of the applicable listing requirements; however, there is no assurance that its application will be approved.

About Conversion Labs

Conversion Labs, Inc. is a telemedicine company with a portfolio of online direct-to-consumer brands. The company’s brands combine virtual medical treatment with prescription medications and unique over-the-counter products. Its network of licensed physicians offers telemedicine services and direct-to-consumer pharmacy to consumers across the U.S. To learn more, visit Conversionlabs.com.

Important Cautions Regarding Forward-Looking Statements

This news release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things our plans, strategies and prospects — both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend,” “estimated,” and “potential,” among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Conversion Labs, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.

Company Contact	Media and Investor Relations Contact
Conversion Labs	Ron Both or Grant Stude
Juan Manuel Piñeiro Dagnery	CMA Investor Relations
CFO	Tel (949) 432-7566
Email Contact	Email Contact